CONTACT:
Liz Zale
DealerTrack Holdings, Inc.
(516) 734-3758
liz.zale@dealertrack.com
Tom Pratt
RF|Binder Partners
(212) 994-7563
tom.pratt@rfbinder.com
DEALERTRACK HOLDINGS REPORTS SECOND QUARTER 2007
FINANCIAL RESULTS
Lake Success, NY, August 2, 2007 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the second quarter and six months ended June 30, 2007.
GAAP Results for Second Quarter 2007
▪	Revenue for the quarter was $58.5 million, a 35 percent increase from $43.4 million for the second quarter of 2006.

▪	GAAP net income for the quarter was $6.3 million, a 35 percent increase from $4.7 million for the second quarter of 2006.

▪	GAAP diluted net income per share for the quarter was $0.15, a 15 percent increase from $0.13 per share for the second quarter of 2006.
Non-GAAP Results for Second Quarter 2007
▪	EBITDA for the quarter was $18.9 million, a 40 percent increase from $13.5 million for the second quarter of 2006.

▪	Cash net income for the quarter was $11.8 million, a 46 percent increase from $8.1 million for the second quarter of 2006.

▪	Diluted cash net income per share for the quarter was $0.29, a 32 percent increase from $0.22 per share for the second quarter of 2006.
EBITDA is a non-GAAP financial measure that represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income is a non-GAAP financial measure that represents GAAP net income before non-cash stock-based compensation charges (net of taxes), and amortization of acquired identifiable intangibles (net of taxes). See “Non-GAAP Financial Measures” for a further discussion of EBITDA and cash net income, and refer to Attachments 4 and 5 of this press release for reconciliations of GAAP financial measures to non-GAAP financial measures.
“DealerTrack’s growth is driven by our ability to provide innovative solutions that meet the needs of the automotive retail industry,” said Mark O’Neil, chairman and chief executive officer of DealerTrack. “Our second quarter financial results were generated from ongoing momentum in cross-selling our subscription products and strong performance across our transaction businesses. We remain focused on creating value for our customers and stockholders by expanding the range of products and services we offer, enhancing the integration between our products, and adding new participants to the DealerTrack network.”
GAAP Results for Six Months Ended June 30, 2007
▪	Revenue for the six months was $110.2 million, a 36 percent increase from $81.3 million for the same period in 2006.

▪	GAAP net income for the six months was $11.1 million, a 37 percent increase from $8.1 million for the same period in 2006.

▪	GAAP diluted net income per share for the six months was $0.27, a 23 percent increase from $0.22 per share for the same period in 2006.
Non-GAAP Results for Six Months Ended June 30, 2007
▪	EBITDA for the six months was $33.5 million, a 39 percent increase from $24.2 million for the same period in 2006.

▪	Cash net income for the six months was $21.3 million, a 44 percent increase from $14.8 million for the same period in 2006.

▪	Diluted cash net income per share for the six months was $0.53, a 33 percent increase from $0.40 per share for the same period in 2006.
Business Statistics
There were 22,630 active dealers in the DealerTrack network as of June 30, 2007, a 3 percent increase from a year earlier. The number of active financing sources in the DealerTrack network as of June 30, 2007 reached 380, up 56 percent from a year ago. Transactions processed in the network for the second quarter were approximately 23.5 million, a 35 percent increase from the second quarter of 2006. Total subscriptions as of June 30, 2007 were 25,621, including approximately 784 Arkona subscriptions. The number of revenue-generating subscriptions in the network as of June 30, 2007 grew 42 percent from a year ago. Approximately 54 percent of active dealers in the network now have one or more of DealerTrack’s subscription products.
Other Activity
On June 5, 2007, DealerTrack completed its acquisition of Arkona, Inc. for a cash purchase price of approximately $59.8 million (including estimated direct acquisition costs of approximately $0.9 million). This acquisition expands DealerTrack’s product suite with an on-demand dealership management system (DMS) that can be utilized by franchised, independent and other specialty retail dealers.
“The addition of Arkona enables DealerTrack to meet a critical customer demand for seamless integration between the dealer management system and other technology solutions,” said O’Neil. “We believe that Arkona provides an exciting growth opportunity, and a lower-cost, uniquely open approach to technology integration within our industry.”

On August 1, 2007, DealerTrack announced its acquisition of AutoStyleMart, Inc., a provider of technology solutions to help dealers sell vehicle accessories.
“While the growing vehicle accessories market is estimated at $34 billion in U.S. sales per year, only 10 percent of those sales occur through the dealer channel today,” said O’Neil. “With AutoStyleMart, we believe we can deliver a unique and innovative solution enabling dealers to more easily sell a broader variety and higher number of accessories. As consumers increase spending to customize and update their vehicles, selling more accessories could be an attractive source of incremental profit for dealers. This opportunity is consistent with our mission of offering products that can help dealers improve their profitability and efficiency.”
DealerTrack updated its guidance for expected 2007 results, based on performance and incorporating the financial impact of the Arkona and AutoStyleMart acquisitions.
Guidance for full year 2007
Expected GAAP Results
▪	Revenue is expected to be between $230 million and $232 million.

▪	GAAP net income is expected to be between $20.6 and $21.0 million.

▪	Diluted GAAP net income per share is expected to be between $0.50 and $0.51, based on an estimate of 40.7 million weighted average diluted shares outstanding for 2007.
Expected Non-GAAP Results
▪	EBITDA is expected to be between $66.7 million and $67.3 million.

▪	Cash net income is expected to be between $42.9 million and $43.3 million.

▪	Diluted cash net income per share is expected to be between $1.06 and $1.07, based on an estimate of 40.7 million weighted average diluted shares outstanding for 2007.
Company expectations for diluted GAAP net income per share include the dilutive impact of approximately ($0.06) and ($0.02) from the Arkona and AutoStyleMart acquisitions, respectively. Expectations for diluted cash net income per share include the dilutive impact of approximately ($0.02) each from the Arkona and AutoStyleMart acquisitions.
DealerTrack will host a conference call to discuss its second quarter 2007 results and other matters on August 2, 2007 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at http://ir.dealertrack.com/releases_financial.cfm.
Live audio of the call will be accessible to the public by calling 800-289-0572 (domestic) or 913-981-5543 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay of the webcast will be available on the Investor Relations section of the DealerTrack website until August 17, 2007.
Non-GAAP Financial Measures
In this release, DealerTrack’s EBITDA and cash net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income. EBITDA represents GAAP earnings excluding interest, taxes, depreciation and amortization expenses. Cash net income represents net income excluding stock-based compensation expense (net of taxes), and amortization of acquired intangibles (net of taxes). EBITDA and cash net income are presented because management believes they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Management believes the EBITDA and cash net income information is useful to investors for these reasons. EBITDA and cash net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for EBITDA and cash net income is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income, and cash net income to GAAP net income, in Attachments 4 and 5 to this press release.
About DealerTrack (www.dealertrack.com)
DealerTrack Holdings, Inc. (Nasdaq: TRAK) is a leading provider of on-demand software and data solutions for the U.S. automotive retail industry. The company’s solutions enable dealers to receive consumer leads, submit credit applications and receive responses, compare financing and leasing options, sell insurance and other aftermarket products, document compliance, and execute financing contracts electronically. In addition, the company provides dealer management systems (DMS) through its Arkona, Inc. subsidiary. Over 22,000 dealers, including more than 90% of all franchised dealers; over 375 financing sources; and other service and information providers are active in the DealerTrack network.
Safe Harbor for Forward-Looking and Cautionary Statements
Statements in this press release regarding DealerTrack’s expected 2007 performance, the ability to maintain Arkona’s customers and cross-sell the Arkona product to existing DealerTrack customers, the benefits of the AutoStyleMart solution and our ability to integrate the AutoStyleMart business, the development and expansion of DealerTrack’s network, products and services, the benefits of DealerTrack’s products for dealers, DealerTrack’s growth expectations, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.
Factors that might cause such a difference include: increased competitive pressure from other industry participants, the inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s integrations of Arkona, AutoStyleMart and other recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings; the impact of the automotive retail industry on DealerTrack’s business; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our products and services; the impact of general economic trends, including interest rates, as well as the trends in the automotive industry, and other risks listed in the Company’s reports filed with the Securities and Exchange Commission (SEC), including its 2006 Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Attachment (1)	Actual Results: Three-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2007	2006
Net revenue(1)	$58,507	$43,414

Cost of revenue	24,158	17,289
Product development	2,281	2,361
Selling, general and administrative	22,313	16,474

Total operating costs and expenses	48,752	36,124

Income from operations	9,755	7,290

Interest income, net	1,147	716

Income before provision for income taxes	10,902	8,006
Provision for income taxes (a)	(4,618)	(3,351)

Net income	$6,284	$4,655

Basic net income per share	$0.16	$0.13
Diluted net income per share	$0.15	$0.13
Weighted average shares outstanding	38,748,405	35,402,769
Weighted average shares outstanding assuming dilution	40,569,993	36,933,366

(1) Related party revenue	$622	$11,067
EBITDA (Non-GAAP) (b)	$18,853	$13,459
EBITDA margin (Non-GAAP) (c)	32%	31%
Cash net income (Non-GAAP) (b)	$11,816	$8,090
Diluted cash net income per share (Non-GAAP)	$0.29	$0.22

(a)	Included in the provision for income taxes for the three months ended June 30, 2006 is $355,000 of tax expense for our Canadian subsidiary that relates to prior periods.

(b)	See Reconciliation Data in Attachment 4.

(c)	Represents EBITDA as a percentage of net revenue.

Attachment (1)	Actual Results: Six-Month Period
DEALERTRACK HOLDINGS, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Net revenue(1)	$110,232	$81,349

Cost of revenue	45,458	32,408
Product development	4,661	4,563
Selling, general and administrative	43,561	32,443

Total operating costs and expenses	93,680	69,414

Income from operations	16,552	11,935

Interest income, net	2,616	1,607

Income before provision for income taxes	19,168	13,542
Provision for income taxes (a)	(8,059)	(5,451)

Net income	$11,109	$8,091

Basic net income per share	$0.29	$0.23
Diluted net income per share	$0.27	$0.22
Weighted average shares outstanding	38,685,500	35,335,493
Weighted average shares outstanding assuming dilution	40,437,270	36,878,342

(1) Related party revenue	$1,242	$20,319
EBITDA (Non-GAAP) (b)	$33,496	$24,174
EBITDA margin (Non-GAAP) (c)	30%	30%
Cash net income (Non-GAAP) (b)	$21,315	$14,822
Diluted cash net income per share (Non-GAAP)	$0.53	$0.40

(a)	Included in the provision for income taxes for the six months ended June 30, 2006 is $206,000 of tax expense for our Canadian subsidiary that relates to prior periods.

(b)	See Reconciliation Data in Attachment 4.

(c)	Represents EBITDA as a percentage of net revenue.

Attachment (2)
DEALERTRACK HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Cash, cash equivalents and short-term investments	$91,599	$171,195
Accounts receivable, net	28,283	19,958
Prepaid expenses and other current assets	8,460	7,177

Total current assets	128,342	198,330
Property and equipment, net	10,103	6,157
Software and web site development costs, net	9,549	10,048
Intangible assets, net	77,324	37,918
Goodwill	115,344	52,499
Deferred taxes and other long-term assets	19,268	16,561

Total assets	$359,930	$321,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$28,633	$23,907
Deferred revenue	4,213	3,166
Due to acquirees and other current term liabilities	2,623	2,440

Total current liabilities	35,469	29,513
Long-term liabilities	15,333	7,663

Total liabilities	50,802	37,176

Total stockholders’ equity	309,128	284,337

Total liabilities and stockholders’ equity	$359,930	$321,513

Attachment (3)
DEALERTRACK HOLDINGS, INC.
Summary Cash Flow Information
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
Net cash provided by operating activities	$20,538	$15,477

Net cash used in investing activities (a)	$(38,356)	$(95,188)

Net cash provided by financing activities	$3,767	$1,895

(a)	For the six months ended June 30, 2007, net cash used in investing activities includes $66.1 million in net sales of auction rate securities that are invested in tax-exempt and tax-advantaged securities. For the six months ended June 30, 2006, net cash used in investing activities includes $60.5 million in net purchases of auction rate securities that are invested in tax-exempt and tax-advantaged securities.

Attachment (4)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2007	2006
GAAP net income	$6,284	$4,655

Interest income	(1,220)	(785)

Interest expense	73	69

Provision for income taxes	4,618	3,351

Depreciation and amortization	2,429	1,934

Amortization of acquired identifiable intangibles	6,669	4,235

EBITDA (Non-GAAP)	$18,853	$13,459

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2007	2006
GAAP net income	$6,284	$4,655

Non-cash stock-based compensation charges, net of taxes	1,484	852

Amortization of acquired identifiable intangibles, net of taxes	4,048	2,583

Cash net income (Non-GAAP)	$11,816	$8,090

Attachment (4)
DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP EBITDA
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
GAAP net income	$11,109	$8,091

Interest income	(2,751)	(1,748)

Interest expense	135	141

Provision for income taxes	8,059	5,451

Depreciation and amortization	4,705	3,826

Amortization of acquired identifiable intangibles	12,239	8,413

EBITDA (Non-GAAP)	$33,496	$24,174

DEALERTRACK HOLDINGS, INC.
Reconciliation of GAAP Net Income to Non-GAAP Cash Net Income
(Dollars in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
GAAP net income	$11,109	$8,091

Non-cash stock-based compensation charges, net of taxes	2,777	1,599

Amortization of acquired identifiable intangibles, net of taxes	7,429	5,132

Cash net income (Non-GAAP)	$21,315	$14,822

Attachment (5)
DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-Looking GAAP Net Income
to Forward-Looking Non-GAAP EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2007
	Expected Range
GAAP net income	$20.6	$21.0

Interest income	(4.6)	(4.6)

Interest expense	0.3	0.3

Provision for income taxes	13.8	14.0

Depreciation and amortization	9.7	9.7

Amortization of acquired identifiable intangibles	26.9	26.9

EBITDA (Non-GAAP)	$66.7	$67.3

DEALERTRACK HOLDINGS, INC.
Reconciliation of Forward-Looking GAAP Net Income to
Forward-Looking Non-GAAP Cash Net Income
(Dollars in millions)
(Unaudited)

	Year Ending
	December 31, 2007
	Expected Range
GAAP net income	$20.6	$21.0

Non-cash stock-based compensation charges, net of taxes	6.0	6.0

Amortization of acquired identifiable intangibles, net of taxes	16.3	16.3

Cash net income (Non-GAAP)	$42.9	$43.3

Attachment (6)	Summary of Business Statistics (Unaudited)
DEALERTRACK HOLDINGS, INC.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Active dealers (a)	22,630	22,642	22,147	22,276	22,031

Active financing sources (b)	380	344	305	268	243

Transactions processed (c) (d) (in thousands)	23,498	22,725	19,521	18,837	17,447

Product subscriptions (e)	25,621	23,267	21,613	19,952	18,064

(a)	We consider a dealer to be active as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the DealerTrack network during the most recently ended calendar month.

(b)	We consider a financing source to be active in our network as of a date if it is accepting credit application data electronically from dealers in the DealerTrack network.

(c)	Represents revenue-generating transactions processed in the DealerTrack, DealerTrack Digital Services and DealerTrack Canada networks at the end of a given period.

(d)	A new agreement executed during the fourth quarter of 2006 resulted in a different method of measurement regarding transaction volumes and fees from a particular credit bureau provider. This agreement contributed to an additional 2.9 million revenue-generating transactions processed through the network for the quarter ended June 30, 2007. When calculated under the prior agreement, the impact of the transaction volumes and associated fees from this provider would have resulted in an average transaction price of $1.68 for the fourth quarter of 2006 , $1.72 for the first quarter of 2007 and $1.87 for the second quarter of 2007.

(e)	Represents revenue-generating subscriptions in the DealerTrack network at the end of a given period. Total includes the addition of 784 Arkona subscriptions as of June 30, 2007.
DEALERTRACK HOLDINGS, INC.

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Transaction revenue (in thousands)	$38,596	$34,290	$29,077	$30,837	$28,298

Subscription revenue (in thousands) (a)	$17,444	$15,769	$14,852	$13,878	$12,991

Other revenue (b) (in thousands)	$2,467	$1,666	$1,730	$1,549	$2,125

Average transaction price (c) (d)	$1.64	$1.51	$1.49	$1.64	$1.62

Average subscription price (e)	$238	$234	$238	$243	$251

(a)	Includes $0.6 million in revenue from Arkona subsequent to the close of the acquisition on June 5, 2007.

(b)	Includes $0.5 million in revenue from Arkona subsequent to the close of the acquisition on June 5, 2007.

(c)	Calculation includes revenue from ALG and NAT transactions that were not processed within the DealerTrack, DealerTrack Digital Services or DealerTrack Canada networks.

(d)	A new agreement executed during the fourth quarter of 2006 resulted in a different method of measurement regarding transaction volumes and fees from a particular credit bureau provider. This agreement contributed to an additional 2.9 million revenue-generating transactions processed through the network for the quarter ended June 30, 2007. When calculated under the prior agreement, the impact of the transaction volumes and associated fees from this provider would have resulted in an average transaction price of $1.68 for the fourth quarter of 2006, $1.72 for the first quarter of 2007 and $1.87 for the second quarter of 2007.

(e)	Calculation includes revenue for Chrome and ALG subscriptions that were outside of the DealerTrack network. Excluding Arkona, average subscription price would have been $233.